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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Sigma Designs, Inc. on Form S-3 of our reports dated March 10, 1995, appearing in the Annual Report on Form 10-K as amended on Form 10-K/A of Sigma Designs, Inc. for the fiscal year ended January 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

San Jose, California
February 12, 1996